UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 19, 2008

FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	42-1556195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6950 South Transit Road, P.O. Box 514, Lockport, NY	14095-0514
(Address of Principal Executive Offices)	(Zip Code)

(716) 625-7500
(Registrant’s telephone number)

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Niagara Financial Group, Inc. (the “Company”), the holding company for First Niagara Bank (the “Bank”), entered into a change in control agreement with G. Gary Berner, EVP Commercial Real Estate, effective February 19, 2008. The change in control agreement replaces Mr. Berner’s previously existing employment agreement, which also included change in control rights and benefits. The agreement is the same as the one entered in to with other executives in March, 2007, and contains substantially the same rights and benefits as those included in the then existing employment agreement, however, the provisions of this agreement are only effective in the event of a change in control, as defined in the agreement. This follows the Board of Directors belief that the employment agreements that were in place were unduly restrictive in enabling the Company to utilize executive talent for the benefit of the organization. In particular, the Board wanted to eliminate the “good reason” provision contained in the employment agreement which enabled executives to trigger payments under their contract if certain changes in the scope of their duties varied from those prescribed within the contract.

The agreement generally provides that in the event of a termination of employment within 12 months following a change in control, for reasons other than for cause, or by Mr. Berner for good reason no later than 14 months following a change in control, he will receive full salary and fringe benefits through the effective date of termination. He will also receive a lump-sum payment equal to 200% of his base salary, as in effect in the year of the termination of employment. He will continue to receive medical and health insurance, group term life insurance, automobile allowance, and club membership benefits as in effect on the date of termination for a period of 24 months beginning with the month next following the month during which the employment terminates. In addition, Mr. Berner will receive a monthly cash bonus payment, for a period of twenty-four months, equal to the rate of the average annual bonus received by Mr. Berner during the prior three fiscal years, divided by three.

A copy of the Change in Control agreement is filed as exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Executive Change in Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: February 25, 2008	By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer (Duly authorized representative)